Exhibit 10.8

Mortgage Contract (Changjiang Di Zi No.006 2013)
No.	Important Provisions	Main Contents of Provisions
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Mortgagee (Party A): Industrial and Commercial Bank of China Corp. ChangJiang Branch

(中国工商银行股份有限公司昌江支行)

Mortgagor (Party B): REIT Mingsheng Environment Protection Construction Materials (ChangJiang) Co., Ltd.

(瑞图明盛环保建材（昌江）有限公司)

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Article 1 Principal Creditor’s Right Secured by the Mortgage

1.1 The Principal Creditor’s Right secured by Party B refers to creditor’s right enjoyed by Party A in accordance with Fixed Asset Loans Contract (No. 22010270-2013(ChangJiang) Zi 0009, hereinafter referred to as “Principal Contract”), made and entered into on September 2, 2013, by and between Party A and REIT Environmental Building Material (ChangJiang) Co., Ltd. (hereinafter referred to as “debtor”).

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Article 2 Scope of Mortgage

The scope of mortgage covers principal amount of Principal Creditor’s Right, interest, compound interest, penalty interest, penalty fine, damage compensation, loss of exchange rate ( relevant loss due to exchange rate movement) and expenses for realization of the Mortgagee’s rights (including but not limited to litigation fees, legal fees, appraisal fees, auction fees and fees for selling the Mortgage).

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Article 3 Mortgaged Property

3.2 Mortgagee’s rights of Party A are valid for accessory rights, accessory, accession, natural and legal fruits, subrogation of mortgaged property and insurance proceeds, damages and compensation incurred due to damage, loss and requisition of Mortgaged Property.

3.8 Where Mortgaged Property is damaged, lost or requisitioned, insurance proceeds, damages and compensation acquired by Party B shall be used for repaying the principal debts ahead of schedule, or shall be used for reinstating value of Mortgaged Property. Such insurance proceeds, damages and compensation also shall be deposited in Party A’s designated account to secure debts under Principal Contract. The part of value of Mortgage Property which retains changeless, it shall continue to secure Principal creditor’s right.

3.9 If Party B conduct any acts that reduce the value of mortgaged property, Party B shall stop its acts immediately and without delay. Where the value of the mortgaged property has been reduced, Party B shall restore the value of the mortgaged property, or shall provide guarantee equivalent to the reduced part.

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Article 4 Mortgage Registration

Both parties shall process the registration with the competent registration authority within ten days after the execution of this Contract. Unless otherwise is provided in laws and regulations, registration fees shall be borne by Party B.

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Article 5 Insurance

5.1 Party B shall duly arrange the insurance as required by Party A within fifteen days after the execution of this Contract.

5.3 Party B shall not interrupt or cancel insurance for any reason within valid period of this Contract. If insurance is interrupted, Party B is entitled to arranging insurance on behalf of Party B and all expenses shall be borne by Party B.

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Article 7 Realization of Mortgagee’s Right

7.1 In any of the following situations, Party A is entitled to realizing the mortgagee’s right:

A. Debtor fails to repay the matured loan amount (including the debt being declared as early maturity) of principal creditor’s right;

B. Where the situation stipulated in Article 3.9 of this Contract occurs, Party B fails to restore the value of Mortgage Property or to provide security equivalent to the reduced part;

C. Party B or Debtor are experiencing shutdown, dissolution, liquidation, administration, or such parties are applied for bankruptcy, revoked business license or even cancelled;

D. Party B, breaking the principle of fair trade, disposes of Mortgage Property which has been taken out movable floating mortgage during production and operation; and

E. If other conditions specified by laws and regulations are present.

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Article 8 Party B’s Representations and Warranties

8.4 Mortgage Property, without any restriction, can be taken out a second mortgage legally.

8.7 If Mortgage Property has been leased partially or totally, Party B shall inform lessee about mortgage matters, and shall notify Party B of lease in written.

8.7 There is no warranty on Mortgage Property for others, or although warranties have been set up for others, Party B has notified Party A of specifics in written.

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Article 9 Party B’s Undertaking

9.1 In any of the following situations, without the consent of Party B, Party B shall continue to assume the liabilities under security in accordance with this Contract.

A. Party A and Debtor modify Principal Contract to some extent that such change does not aggravate the liabilities of the Debtor or extend period for performing debts;

B. According to trade financing internationally and domestically, Party A and Debtor modify L/C relating to Principal Contract to some extent that such change does not aggravate Debtor’s payment under L/C or extend payment period;

C. The amount of principal creditor’s right is changed due to floating rate adopted by Principal Contract or policy on interest rate adjustment introduced by People’s Bank of China; and

D. Party A transfers its principal creditor’s right and mortgagee’s right.

9.2 Without written consent of Party A, Party B shall not set new warranties, pledge on Mortgage Property in any manner, and shall not lease, transfer, present to a third party, and shall protect Mortgage Property from any harm.

9.3 All expenses for realization of the Mortgagee’s rights hereunder, including but not limited to litigation fees, legal fees, appraisal fees, auction fees and fees for selling the Mortgage shall be borne by Party B.

9.8 If there is another guarantee on principal creditor’s right of Party A, not matter it is provided by Debtor or a third party, Party A is entitled to determine the sequence of realization of guarantee at his discretion and Party B undertakes that it will not make any defense about it. If Party A waivers, modifies, losses its rights and interests of guarantee under Principal Contract, Party B shall continue to assume liabilities as security and shall not be voided or mitigated.

9.9 Under domestic L/C, buyer financing under domestic L/C, import L/C and import bill advance/import payment business, in any of the following situations, Party B shall be responsible for guarantee without defense. Party B shall not claim exemption or make defense owing to the fact that any judicial authority or administration authority issue stop-payment order and injunction on payment under the said L/C, or take measures including sealing up, distrainment, freezing property relating to L/C:

A. In accordance with Party A’s order, Party A’s designee and authorized person has made payment in good faith;

B. Party A and his designee and authorized person have issued confirmation letter for payment at maturity under domestic L/C or have accepted the receipts under import L/C in good faith;

C. Confirming Bank has made payment in good faith; and

D. Negotiation Bank has negotiated in good faith.

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Article 13 Dispute Resolution

The formation, validity, construction, performance and settlement of dispute of this Contract shall be governed by the laws of People’s Republic of China. Any dispute arising during the performance hereof shall be resolved by the parties through negotiation, failing which either party may resort to the people’s court in the place where the Party A is located for resolving such dispute.

11	Schedule	List of Mortgage Property

Name	Ownership Certificate	Location	Condition	Estimated Value	Others
306000 square meter of industrial land and constructing project on the ground	No. CGY 0007 (2013)	Southeast side of Haiyu West Line, Chahe Town, Changjiang Hainan	Fine	RMB 138,485,500

Estimated Value of land is RMB 82,314,000.00, calculated in accordance with 70% of mortgage rate,

mortgage value is RMB 57,620,000.00; Estimated Value of Construction in process is RMB 56,171,500.00, calculated in accordance with 70% of mortgage rate, mortgage value is RMB 39,320,000.00

Mortgagor: REIT Environmental Building Material (ChangJiang) Co., Ltd.

/s/ Hengfang Li

Co-owner of Mortgage Property (if any): N/A

Mortgagee: Industrial and Commercial Bank of China Corp. ChangJiang Branch

/s/ Hongwen Wu

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